UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2005

SHEFFIELD STEEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	033-67532	74-2191157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 N. Jefferson Street

Sand Springs, Oklahoma 74063

(Address of Principal Executive Offices) (Zip Code)

(918) 245-1335

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2005, Sheffield Steel Corporation (the “Company”) and U.S. Bank National Association, as Trustee, amended the Indenture dated August 12, 2004 (the “Original Indenture”), as amended October 8, 2004 (the “First Supplemental Indenture,” together with the Original Indenture, the “Indenture”), pursuant to which the Company’s outstanding $80 million in aggregate principal amount of 11 3/8% Senior Secured Notes due 2011 (the “Notes”) were issued. The Notes are guaranteed by the Company’s wholly owned subsidiary, Sand Springs Railway Company.

The amendments to the Indenture were effected by a Second Supplemental Indenture dated March 31, 2005 (the “Second Supplemental Indenture”) that the parties executed after the completion of a consent solicitation pursuant to which the Company received the requisite consent from holders of more than 50% of the currently issued and outstanding Notes.

The amendments eliminate the Company’s obligation to provide to holders of the Notes and publicly file with the Securities and Exchange Commission (the “SEC”) quarterly and annual information and current reports on Forms 10-Q, 10-K and 8-K whether or not required by SEC rules and regulations. Under the Indenture as amended by the Second Supplemental Indenture, the Company will continue to provide holders of the Notes quarterly and annual financial statements prepared in accordance with accounting principles generally accepted in the Unites States, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent accountants. The Company will also provide notices of the occurrence of (a) any default under its credit agreement, (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or government authority against or affecting the Company or any of its subsidiaries that, if concluded, could reasonably be expected to result in a material adverse effect on its business, assets, operations or financial condition, and (c) any other development that results in, or could be reasonably expected to result in, a material adverse effect on its business, assets, operations or financial condition. The amendments also extend the Company’s obligation to furnish holders upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933. A copy of the Second Supplemental Indenture is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Item

99.1	Second Supplemental Indenture, dated as of March 31, 2005, among Sheffield Steel Corporation, the Subsidiary Guarantors named therein and U.S. Bank National Association, as Trustee and Collateral Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEFFIELD STEEL CORPORATION
(Registrant)

Date: April 4, 2005	By:	/s/ Stephen R. Johnson
Name: Stephen R. Johnson
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Item

99.1	Second Supplemental Indenture, dated as of March 31, 2005, among Sheffield Steel Corporation, the Subsidiary Guarantors named therein and U.S. Bank National Association, as Trustee and Collateral Agent.